Exhibit 4.1

AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of January 19, 2006, by and among Generex Biotechnology Corporation, a Delaware corporation (“Generex”), and the stockholders identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

1.
Generex and the Purchasers are parties to a Securities Purchase Agreement, dated as of November 10, 2004 (as amended by Amendment No. 1 (as hereinafter defined) and Amendment No. 2 (as hereinafter defined), the “Purchase Agreement”), pursuant to which Generex issued and sold to the Purchasers an aggregate of $4,000,000 of Debentures and certain Warrants (each as defined in the Purchase Agreement). Capitalized terms used and not defined in this Amendment but defined in the Purchase Agreement shall have the respective meanings set forth in the Purchase Agreement.

2.
In addition to the Debentures and Warrants, under the Purchase Agreement Generex issued and sold to the Purchasers Additional Investment Rights, pursuant to which the holders thereof had the right to purchase up to an additional aggregate principal amount of Debentures equal to the principal amount of $4,000,000 of Debentures (collectively, the “AIR Debentures”), together with additional Warrants to purchase up to a number of shares of Generex’s Common Stock equal to 100% of the shares issuable upon conversion of such AIR Debentures so purchased (collectively, the “AIR Warrants”).

3.
In connection with the Purchase Agreement, Generex and the Purchasers entered into a Registration Rights Agreement, dated as of November 10, 2004 (as amended by Amendment No. 1 (as hereinafter defined) and Amendment No. 2 (as hereinafter defined), the “Registration Rights Agreement”), pursuant to which Generex undertook certain registration obligations to the Purchasers.

4.
In connection with that certain Amendment No. 1 to Securities Purchase Agreement and Registration Rights Agreement, dated as of June 15, 2005, by and among Generex and the Purchasers (“Amendment No. 1”), the Purchasers exercised an aggregate of $2,000,000 of Additional Investment Rights and Generex agreed to issue to the Purchasers further Additional Investment Rights (the “Amendment No. 1 AIR”) for an aggregate principal amount of $2,000,000 AIR Debentures, together with additional Warrants to purchase up to a number of shares of Generex’s Common Stock equal to 100% of the shares issuable upon conversion of such AIR Debentures so purchased.

5.
In connection with that certain Amendment No. 2 to Securities Purchase Agreement and Registration Rights Agreement, dated as of September 8, 2005, by and among Generex and the Purchasers (“Amendment No. 2”), the Purchasers exercised an aggregate of $2,000,000 of Additional Investment Rights and Generex agreed to issue to the Purchasers further Additional Investment Rights (the “Amendment No. 2 AIR”) for an aggregate principal amount of $2,000,000 AIR Debentures, together with additional Warrants to purchase up to a number of shares of Generex’s Common Stock equal to 100% of the shares issuable upon conversion of such AIR Debentures so purchased.

6.
In connection with that certain Amendment No. 3 to Securities Purchase Agreement and Registration Rights Agreement, dated as of December 4, 2005, by and among Generex and the Purchasers (“Amendment No. 3”), the Purchasers exercised an aggregate of $4,000,000 of Additional Investment Rights and Generex agreed to issue to the Purchasers further Additional Investment Rights (the “Amendment No. 3 AIR” and together with the Amendment No. 1 AIR and the Amendment No. 2 AIR, the “Additional Investment Rights”) for an aggregate principal amount of $4,000,000 AIR Debentures, together with additional Warrants to purchase up to a number of shares of Generex’s Common Stock equal to 100% of the shares issuable upon conversion of such AIR Debentures so purchased.

7.	Generex and the Purchasers now wish to further modify certain of the terms of the Purchase Agreement, Registration Rights Agreement, Additional Investment Rights and AIR Debentures.

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Generex and each Purchaser, severally and not jointly, agree as follows:

1. Additional Investment Rights. Subject to the terms hereof, each Purchaser agrees to exercise 100% of its Additional Investment Rights (pertaining to an aggregate of $4,000,000 of AIR Debentures and accompanying AIR Warrants) on the Business Day following the date of this Amendment.

1.1.	In consideration for such exercise, Generex agrees that the “Initial Exercise Date” under each of the Additional Investment Rights shall be amended to be January 19, 2006.

1.2.
In consideration for such exercise, Generex agrees that the “Conversion Price” under the AIR Debentures issuable upon such exercise (the “Amendment No. 4 AIR Debentures”) shall not equal $1.25, but shall equal $1.05 (subject to adjustment as set forth in the Amendment No. 4 AIR Debentures).

1.3.
In consideration for such exercise, Generex agrees that the “Exercise Price” under the AIR Warrants issuable upon such exercise (the “Amendment No. 4 AIR Warrants”) shall not equal $1.25, but shall equal $1.05 (subject to adjustment as set forth in the Amendment No. 4 AIR Warrants).

1.4.
In further consideration for the exercise of the Additional Investment Right herein contemplated, Generex will issue and deliver to each Purchaser a further Additional Investment Right in the form of Exhibit A (which is substantially the same in form as the existing Additional Investment Rights) (each an “Amendment No. 4 Additional AIR” and collectively, the “Amendment No. 4 Additional AIRs”), pursuant to which each Purchaser will have the right to acquire detachable units consisting of (a) additional AIR Debentures in principal amount equal to the principal amount of AIR Debentures issuable upon the portion of the Additional Investment Right to be exercised by each such Purchaser under Section 1 (such additional AIR Debentures, the “Amendment No. 4 Additional AIR Debentures”) and (b) additional AIR Warrants entitling the holder thereof to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock issuable upon an assumed conversion in full (without regard to any restrictions on conversion therein contained) at a $1.25 Conversion Price (subject to adjustment as set forth therein) of the Amendment No. 4 AIR Debentures contemplated in clause (a) above, at an exercise price equal to the “AIR Warrant Exercise Price” (as such term is defined in the Additional Investment Rights) (collectively, the “Amendment No. 4 Additional AIR Warrants”). The “conversion price” of the Amendment No. 4 Additional AIR Debentures will equal $1.25, subject to adjustment in accordance with the terms thereof.

2.
Antidilution Provisions of Existing Securities. Except as specified in Sections 1.2 and 1.3, no adjustment will be made to the conversion or exercise price of the existing Warrants, Debentures and any other outstanding securities of Generex as a result of the issuance of the Amendment No. 4 AIR Debentures and Amendment No. 4 AIR Warrants with the modified conversion price as contemplated by Sections 1.2 and 1.3. Accordingly, each Purchaser severally agrees that the issuance of the Amendment No. 4 AIR Debentures and Amendment No. 4 AIR Warrants under Sections 1.2 and 1.3 will not be a “Dilutive Issuance” under section 3(b) of the Warrants or section 5(b) of the Debentures. Purchasers are not hereby waiving any other reductions to the exercise or conversion price of any of their respective Generex securities that may result from any other events or circumstances.

3.
Registration Rights. To ensure that the registration rights of the Purchasers are not adversely affected as a result of the transactions contemplated by this Amendment and to provide registration rights consistent with the existing registration rights in respect of the securities issuable upon exercise of the Amendment No. 4 Additional AIR, Amendment No. 4 AIR Debentures and Amendment No. 4 AIR Warrants, the parties agree as follows with respect to registration rights:

3.1.	The definition of “Additional Investment Right” under the Purchase Agreement is hereby amended to include the Amendment No. 4 Additional AIRs.

3.2.
The definition of “Additional Investment Right Securities” under the Purchase Agreement is hereby amended to include the Amendment No. 4 Additional AIR Debentures and Amendment No. 4 Additional AIR Warrants and the Amendment No. 4 Underlying Shares (as hereinafter defined) issuable in connection therewith.

3.3.
The parties hereby confirm that the definition of “Registrable Securities” under the Registration Rights Agreement includes (a) the additional shares of Common Stock as may be issuable upon a conversion of the Amendment No. 4 AIR Debentures, (b) the additional shares of Common Stock as may be issuable upon an exercise of the Amendment No. 4 AIR Warrants, and (c) the Additional Investment Right Securities contemplated in Section 3.2.

3.4.
Generex will prepare and file a registration statement to cover all shares of Common Stock issuable under the Additional Investment Rights, including shares of Common Stock issuable upon conversion of the Amendment No. 4 Additional AIR Debentures and the Common Stock issuable upon the exercise of the Amendment No. 4 Additional AIR Warrants.

3.5.
The registration statement contemplated in Section 3.4 will constitute a “Registration Statement” under the Registration Rights Agreement, afforded all of the rights and obligations of and upon each of Generex and the “Purchasers” thereunder, including Sections 2(b) and 3(c) thereof. With respect to the Registration Statement contemplated by Section 3.4, the Filing Date shall be January 26, 2006. The calculation of the Effectiveness Date with respect to the Registration Statement contemplated by Section 3.4 shall be the same as for the initial Registration Statement under the Registration Rights Agreement. In addition, such Registration Statement may include some or all of the shares set forth in Schedule 3.5 hereto, in addition to the shares referenced in Section 3.4 above.

4.	Representation and Warranties of Generex. Generex hereby represents and warrants to each Purchaser as follows, except as may be set forth on the Additional Disclosure Schedules hereto:

(a)  Authorization; Enforcement. Generex has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Amendment and each other Transaction Document (as hereinafter defined) and to carry out its obligations under each. The execution and delivery of each Transaction Document by Generex and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Generex and no further action is required by Generex in connection therewith other than the Required Approvals (as hereinafter defined). Each of this Amendment, the Amendment No. 4 Additional AIRs, the Amendment No. 4 AIR Debentures, the Amendment No. 4 AIR Warrants, the Amendment No. 4 Additional AIR Debentures and Amendment No. 4 Additional AIR Warrants (collectively, the “Transaction Documents”) has been (or upon delivery will have been) duly executed by Generex and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Generex, enforceable against Generex in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)  No Conflicts. The execution, delivery and performance of the Transaction Documents by Generex and the consummation by Generex of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of Generex’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Generex or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Generex or any Subsidiary is a party or by which any property or asset of Generex or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Generex or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Generex or a Subsidiary is bound or affected, or (iv) conflict with or result in a violation of the rules or regulations of the Nasdaq Stock Market.

(c)  Filings, Consents and Approvals. Generex is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents, other than (i) filings required pursuant to Section 7.4, (ii) the filing with the Commission of the Registration Statement contemplated in Section 3.4, (iii) the notice and/or application(s) to the Nasdaq Stock Market of the issuance and sale of the Amendment No. 4 Additional AIR and the listing of the shares of Common Stock ultimately issuable in respect thereof for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(d)  Stockholder Approval. No approval of the stockholders of Generex is required in order for Generex to enter into this Amendment and to issue and deliver to the Purchasers the Securities (as hereinafter defined).

(e)  Issuance of the Securities. The Amendment No. 4 AIR Debentures, Amendment No. 4 AIR Warrants, Amendment No. 4 Additional AIRs, Amendment No. 4 Additional AIR Debentures, Amendment No. 4 Additional AIR Warrants, and the shares of Common Stock issuable upon the exercise and conversion of each the foregoing (collectively, the “Securities”) are duly authorized and, when issued and paid for in accordance with their respective terms, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer under applicable securities laws. Generex has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance upon exercise and conversion of the Amendment No. 4 AIR Debentures, Amendment No. 4 AIR Warrants, Amendment No. 4 Additional AIR Debentures and Amendment No. 4 Additional AIR Warrants, and as payment of interest in shares of Common Stock under the Amendment No. 4 AIR Debentures and Amendment No. 4 Additional AIR Debentures (collectively, such shares of Common Stock are the “Amendment No. 4 Underlying Shares”) at least equal to the Required Minimum on the date hereof. “Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Amendment No. 4 Underlying Shares issuable upon exercise or conversion in full of all Amendment No. 4 AIR Warrants, Amendment No. 4 Additional AIR Warrants, Amendment No. 4 AIR Debentures and Amendment No. 4 Additional AIR Debentures (including Amendment No. 4 Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the applicable conversion and exercise prices are at all times on and after the date of determination 75% of the then conversion or exercise price on the Trading Day immediately prior to the date of determination.

(f)  Valid Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4.2, no registration under the Securities Act is required for the offer and sale of the Securities by Generex to the Purchasers as contemplated by the Transaction Documents.

(g)  Acknowledgment Regarding Purchaser’ Purchase of Securities. Generex acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents. Generex further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of Generex (or in any similar capacity) with respect to any Transaction Document or the transactions contemplated thereby, and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ respective purchase of the Securities. Generex further represents that Generex’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated thereby by Generex and its representatives.

(h)  Compliance with Existing Agreements. Generex is in compliance with the respective terms and conditions of the Purchase Agreement and “Transaction Documents” (as therein defined) entered into in connection therewith (including those pertaining to Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4). No “Event of Default” (as defined under the Debentures and the AIR Debentures) has occurred, and no event has occurred that with notice or lapse of time or both would become an Event of Default under the Debentures or AIR Debentures.

(i)  Certain Fees. Except for fees payable to the Shemano Group, described in the Disclosure Schedules to the Purchase Agreement, no brokerage or finder’s fees or commissions are or will be payable by Generex to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Amendment. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Amendment.

(j)   Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and Generex has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has Generex received any notification that the Commission is contemplating terminating such registration. Except as disclosed in Generex’s publicly available periodic reports and Form 8-K’s under the Exchange Act, Generex has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Generex is not in compliance with the listing or maintenance requirements of such Trading Market. Other than as to minimum stock price requirements, Generex is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(k)  Bring Down of Certain Representations and Warranties. Generex hereby restates, as if first made as of and on the date of this Amendment, the representations and warranties set forth in the Purchase Agreement (as modified by the Disclosure Schedules to the extent they apply thereto) in Sections 3.1(a), (b), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r), (u), (v), (x), (aa), (cc), (ee), and (hh); provided that (1) the term “Transaction Documents” therein shall refer not only to such term as defined in the Purchase Agreement but also to the Transaction Documents defined in this Amendment, and (2) the term the “Company” defined in such Purchase Agreement shall also refer to “Generex” as used herein.

(l)  Disclosure. Generex confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (except to the extent that the existence of this Amendment may be material). Generex understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of Generex. All disclosure provided to the Purchasers regarding Generex, its business and the transactions contemplated hereby, including any disclosure schedules to this Amendment, furnished by or on behalf of Generex with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Generex acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.

4.2.  Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof to Generex as follows:

(a)  Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Amendment and to carry out its obligations hereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Amendment have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Amendment has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)  Purchaser Status. Such Purchaser is either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Access to Information. Such Purchaser acknowledges that it has reviewed such materials it deems necessary to make an informed investment decision and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Generex concerning the terms and conditions of the offering of the Securities and the merits and risks of investing therein; (ii) access to information about Generex and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Generex possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such materials it has reviewed and Generex’s representations and warranties contained in this Amendment.

(g)  Limited Ownership. The purchase by such Purchaser of the Securities issuable to it upon the closing under this Amendment (including the Amendment No. 4 Underlying Shares then immediately issuable in respect of such Securities) will not result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving Generex’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the Common Stock or the voting power of Generex on a post transaction basis that assumes that the closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the closing (when added to any other securities of Generex that it or they then own or have the right to acquire), in excess of 19.999% of the Common Stock or the voting power of Generex on a post transaction basis that assumes that the closing shall have occurred.

(h)  Principal Amount of AIR Debentures. The principal amount of AIR Debentures which such Purchaser’s Additional Investment Right permits it to acquire immediately prior to its execution of this Amendment is set forth on such Purchaser’s signature page to this Amendment.

(i)  Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, such decision has been independently made by such Purchaser and such Purchaser confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the securities.

(j)  Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on Regulation D and that Generex is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of Regulation D and the eligibility of such Purchaser to acquire such Securities.

(k)  No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)  Residency. Such Purchaser certifies that it resides or has a bona fide place of business at the address set forth below such Purchaser’s name on its signature page to this Amendment.

5.
Continued Validity of Transaction Documents under Purchase Agreement. The parties hereto agree that the Purchase Agreement and the Transaction Documents entered into in connection therewith (as amended by Amendment No. 1), remain in full force and effect, modified to the extent and only to the extent necessary to give effect to this Amendment and the transactions herein contemplated. Article IV of the Purchase Agreement is hereby incorporated by reference in its entirety, except for Sections 4.6 and 4.15 therein, into this Amendment with the understanding that if any term is identified in each of Article IV of the Purchase Agreement and in this Amendment, the term shall have the meaning set forth in this Amendment and references in such Article IV to “the Company” shall mean Generex.

6.	Closing.

6.1.
Closing. On the Trading Day following the date on which the conditions set forth in Section 6.3 are satisfied, or on such other date as the parties may agree (the “Closing Date”), the closing of the transactions contemplated by this Amendment shall occur (the “Closing”).

6.2.	Deliveries

.

a)	On the Closing Date, Generex shall deliver or cause to be delivered to each Purchaser the following:

(1)	this Amendment, duly executed by Generex;

(2)	an Amendment No. 4 AIR Debenture, registered in the name of such Purchaser in the correct principal amount;

(3)	an Amendment No. 4 AIR Warrant, registered in the name of such Purchaser;

(4)	an Amendment No. 4 Additional AIR, registered in the name of such Purchaser; and

(5) a legal opinion issued by Company counsel.

b)	On the Closing Date, each Purchaser shall deliver or cause to be delivered to Generex the following:

(1)	this Amendment, duly executed by such Purchaser; and

(2)	100% of the principal amount of AIR Debentures issuable upon exercise in full of such Purchaser’s Additional Investment Right by wire transfer to the account as specified in writing by the Company.

6.3.	Closing Conditions.

a)	The obligations of Generex hereunder in connection with the Closing are subject to the following conditions being met:

(1)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(2)	all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(3)	the delivery by the Purchasers of the items set forth in Section 6.2(b) of this Amendment.

b)	The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(4)	the accuracy in all material respects on the Closing Date of the representations and warranties of Generex contained herein;

(5)	all obligations, covenants and agreements of Generex required to be performed at or prior to the Closing Date shall have been performed;

(6)	the delivery by Generex of the items set forth in Section 6.2(a) of this Amendment;

(7)	there shall have been no Material Adverse Effect with respect to Generex since the date hereof; and

(8)
From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by Generex, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to exercise its Additional Investment Right at the Closing.

7.	Miscellaneous.

7.1.
Fees and Expenses. Generex has agreed to reimburse Cranshire Capital, L.P. (“Cranshire”) $15,000 for its legal fees and expenses in connection with this Amendment. Accordingly, the amount Cranshire must pay to Generex to exercise its Additional Investment Right under Section 1 shall be reduced by $15,000. Except for the foregoing, each party hereto will bear the fees and expenses of its own counsel and advisors in connection with the negotiation and entering into of this Amendment. Generex shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

7.2.
Entire Agreement. This Amendment and the Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3.
Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, Generex shall not make any payment of principal or interest on the Debentures, AIR Debentures or Amendment No. 4 AIR Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures, AIR Debentures or Amendment No. 4 AIR Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by Generex and negotiated separately by each Purchaser, and is intended to treat for Generex the Debenture, AIR Debenture and Amendment No. 4 AIR Debenture holders as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.4.
Public Announcement. Generex shall, by 4:30 p.m. Eastern time on the Trading Day following the date hereof, file a Current Report on Form 8-K, attaching the Transaction Documents thereto, each reasonably acceptable to each Purchaser. Generex and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither Generex nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of Generex, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of Generex, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, Generex shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case Generex shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

7.5.
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as specified in the Purchase Agreement. The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

7.6.
Amendments; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by Generex and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.7.	Amendment Controls. If any topic is addressed both in the Purchase Agreement (or any document related thereto) and in this Amendment, this Amendment shall control.

7.8.
Construction. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.9.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties agree that Section 5.9 of the Purchase Agreement shall apply to this Amendment as if set forth in its entirety herein.

7.10.	Survival. The representations and warranties contained herein shall survive the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statue of limitations.

7.11.
Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

7.12.
Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

7.13.
Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Purchasers have not relied upon the same legal counsel in their review and negotiation of this Amendment. Generex has elected to provide all Purchasers with the same terms and form of Amendment for the convenience of Generex and not because it was required or requested to do so by the Purchasers. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Amendment and each party represents and confirms that Proskauer Rose LLP represents only Cranshire Capital, L.P. in connection with this Amendment.

7.14.
Exempt Issuances. The term “Exempt Issuance” as defined in the Purchase Agreement is hereby amended to include Common Stock and Common Stock Equivalents to employees, officers, directors and consultants, if issued pursuant to a resolution adopted by the majority of the non-employee members of the Board of Directors.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

GENEREX BIOTECHNOLOGY CORPORATION
By:/s/ Mark A. Fletche Name: Mark A. Fletcher Title: Executive Vice-President, General Counsel

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: __________Smithfield Fiduciary LLC____________________________
Signature of Authorized Signatory of Investing Entity: __/s/ Scott M. Wallace_______________
Name of Authorized Signatory: _______Scott M. Wallace________________________________
Title of Authorized Signatory: ________Authorized Signatory______________________________
Email Address of Authorized Entity:__________________________________________________

The principal amount of AIR Debentures which such
Purchaser’s Additional Investment Right permits it to acquire: $___1,000,000___________

Residency of Investing Entity: ______Cayman Islands________________________

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: _____Cranshire Capital LP_________________________________
Signature of Authorized Signatory of Investing Entity: __/s/ Lawrence A. Prosser_________
Name of Authorized Signatory: __Lawrence A. Prosser_______________________________
Title of Authorized Signatory: ____CFO - Downsview Capital Inc. - The General Partner_____
Email Address of Authorized Entity:______________________________________________

The principal amount of AIR Debentures which such
Purchaser’s Additional Investment Right permits it to acquire: $_____1,000,000_______

Residency of Investing Entity: _____Illinois_________________________

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: ______Omicron Master Trust___________________________________
Signature of Authorized Signatory of Investing Entity: ___/s/ Bruce Bernstein________________
Name of Authorized Signatory: _______Bruce Bernstein__________________________________
Title of Authorized Signatory: ________Managing Partner_________________________________
Email Address of Authorized Entity:__________________________________________________

The principal amount of AIR Debentures which such
Purchaser’s Additional Investment Right permits it to acquire: $_____1,000,000__________

Residency of Investing Entity: ______________________________

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: ___________Iroquois Capital, L.P._______________________________
Signature of Authorized Signatory of Investing Entity: __/s/ Joshua Silverman_________________
Name of Authorized Signatory: _______Joshua Silverman__________________________________
Title of Authorized Signatory: ________Partner__________________________________________
Email Address of Authorized Entity:___________________________________________________

The principal amount of AIR Debentures which such
Purchaser’s Additional Investment Right permits it to acquire: $______1,000,000____________

Residency of Investing Entity: ______________________________